CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS AND ENCLOSED BY BRACKETS. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                   EXHIBIT 10.21


                   GEOCITIES PAGES THAT PAY MERCHANT AGREEMENT

         This Merchant Agreement ("Agreement") is entered as of March 1, 1999 (the "Effective Date") by and between GeoCities, a California corporation, with its principal place of business at 1918 Main Street, Suite 300, Santa Monica, California 90405 ("GeoCities"), and Tickets.com, Inc., a Delaware corporation, with its principal place of business at 4061 Glencoe Avenue, Marina del Rey, CA 90292 ("Merchant").

         WHEREAS, GeoCities operates a leading community-oriented World Wide Web ("Web") site (the "GeoCities Site", deemed to include successor and related Web sites) and has organized a GeoCities-branded affiliates programs under the name "pages That Pay" comprising a network of affiliated Web sites and a corresponding network of merchant Web sites whereby certain affiliate sites are linked to certain merchant Web sites and merchants compensate such affiliates for certain commercial activities on such merchant sites which result from user traffic for which the affiliates are directly responsible;

         WHEREAS, GeoCities has entered into an agreement with Be Free, Inc. ("Be Free"), for, among other things, Be Free to administer such affiliates program using its leading edge proprietary technology and services (the "Be Free Agreement");

         WHEREAS, the parties hereto desire that Merchant participate in the GeoCities affiliates program as a merchant;

         AND WHEREAS, GeoCities is willing to enroll Merchant in the affiliates program under the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS.

         1.1 "Affiliate(s)" means an individual or legal entity which GeoCities deems eligible to participate in the Program, agrees to certain terms and conditions of membership, and places a Qualifying Link on its own Website for the purpose of referring sales to Merchant for a Commission.

         1.2 "Affiliate Pageview" means the successful move of a Visitor from an Affiliate's Website to Merchant's Website directly through the use of a Qualifying Link.

         1.3 "Banner Impression" means a Web page containing a Merchant advertising banner, Merchant text mention or hyperlink to the Merchant Website transmitted by the GeoCities Site in response to a request from a third-party Internet user entitled to interact with the GeoCities Site (whether or not such user receives the tramitted Web page).


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

         1.4 "Confidential Information" of a Disclosing Party shall mean the following, to the extent previously, currently or subsequently disclosed to the other party hereunder or otherwise: information relating to products, services or technology of the Disclosing Party or the properties, composition, structure, organization, use or processing thereof, or systems therefor, or to the Disclosing Party's business (including, without limitation, computer programs, code, algorithms, schematics, data, know-how, processes, ideas, inventions (whether patentable or not), names and expertise of employees and consultants and other technical, business, financial, customer and product development plans, forecasts, strategies and information). In particular, but without limitation, Program Technology and modifications or improvements thereto by whomever made shall be considered Confidential Information of GeoCities.

         1.5 "Commission(s)" shall mean the fee(s) Merchant shall pay to Affiliates for Qualifying Transactions under this Agreement as specified in Addendum No. 1 to this Agreement (attached hereto).

         1.6 "Customer Data" means any and all information reasonably obtainable in connection with commercial transactions enabled or facilitated through the Program concerning GeoCities Members, Affiliates Visitors and/or merchants, whether in separately identifiable or aggregated form, including, without limitation, first or last name; e-mail or other address; postal code; gender or other demographic characteristics; year or date of birth; social security or other tax identification number; occupation or other socio-economic or financial information; nature, subject matter, date or amount paid in any commercial transaction(s); number or identification of viewed/downloaded Website(s); preferences or habits; and any other identifying information, whether or not actually provided, collected, derived or deducted, and regardless or its accuracy or completeness.

         1.7 "Disclosing Party" shall mean a party hereto that discloses its Confidential Information to the other party.

         1.8 "FTC Order" means that certain "Agreement Containing Consent Order" issued by the U.S. Federal Trade Commission on June 11, 1998, attached hereto as Exhibit B as well as any and all subsequent or related official materials, regulations, laws judgement or orders.

         1.9 "GeoCities Member" means a GeoCities customer or other individual or entity which, according to GeoCities' then-current policies and procedures is entitled to participate in the Program as an Affiliate.

         1.10 "Program" means the network of participating affiliates and merchants, subject to the terms of applicable separate agreements, in GeoCities' "Pages That Pay" affiliates program wherein (a) affiliates are enabled to generate hypertext links ("Links") from their personalized Web pages to participating merchant Web sites, (b) encourage/enable Visitors to affiliate Web pages to use Links to make purchases and otherwise interact with merchant Websites, and (c) receive compensation on an agreed upon basis with respect to commercial activity generated by such Link.


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

         1.11 "Program Technology" means any software (in object code form only), hardware or other technology provided to Merchant by BeFree or GeoCities relating to the Program, and all updates, improvements, patches, upgrades, and bug fixes thereof.

         1.12 "Qualifying Link" means a graphics or textual link from an Affiliate's Web page to Merchant's Website which effectuates a Qualifying Transaction. The link will establish a direct hyperlink connection enabling Visitors to move from Affiliate's Web page to Merchant's Website using a single keystroke.

         1.13 "Qualifying Transaction" means a sale or other event as described in Addendum No. 1 to this Agreement (attached hereto) completed directly after a hyperlink transfer from Affiliate's Web page to Merchant's Website through a Qualifying Link that triggers an obligation on Merchant to pay such Affiliate a Commission under this Agreement. All disputes regarding determinations of Qualifying Transaction will be resolved mutually between GeoCities and Merchant.

         1.14 "Receiving Party" shall mean a person or entity that receives Confidential Information of another party.

         1.15 "Visitor(s)" means, with respect to an Affiliate's Web page or Merchant Website, a third party Internet user entitled to interact with such Website (such as by viewing or downloading material).

         1.16 "Website" or "Site" or "Web page" means a URL site or page on the Web.

2. PROGRAM IMPLEMENTATION AND OPERATION.

         2.1 Subject to the terms and conditions of this Agreement, GeoCities shall have the sole right and responsibility to solicit merchants and affiliates for participation in the Program, except as provided in Addendum No. 1.

         2.2 Merchant agrees to use best efforts to assist (including but not limited to the commitment of adequate technical personnel) Be Free and GeoCities in the expeditious installation and testing of software and/or hardware necessary to add Merchant to the Program and participate fully in the Program, including, but not limited to, any materials needed to allow for accurate and timely reporting of Qualifying Transaction data into the Be Free system and as further specified in Exhibit A.

         2.3 GeoCities shall compensate Be Free for the reasonable installation costs of adding Merchant to the Program under this Agreement.

3. PROGRAM MANAGEMENT.

         3.1 GeoCities will provide Merchant with reasonable program management tools that will provide Merchant with comprehensive information relating to Qualifying Links, Qualifying

Transactions and other relevant data. Merchant shall have access to regular reports reasonably necessary to allow Merchant generally to monitor Qualifying Transactions and Commissions owed to Affiliates.

         3.2 Merchant shall make available in a timely manner at no charge to GeoCities all software, technical data, files, documentation, sample output or other information and resources reasonably required by GeoCities or BeFree for the operation of the Program. Merchant will be solely responsible for and assumes the risk of any problems resulting from, the content, accuracy, completeness and consistency of such data, materials and information supplied by Merchant.

         3.3 Merchant shall not operate a site, nor will GeoCities permit the operation of any sites within its community, which: promotes sexually explicit materials; promotes violence; promotes discrimination based on race, gender, religion, ethnicity, nationality, disability, sexual orientation or age; promotes illegal activities; or violates intellectual property rights. GeoCities and Merchant represent and warrant that they shall each comply with all applicable laws of all applicable jurisdictions (including, without limitation, those relating to the protection of intellectual property, export restrictions, consumer protection and taxation).

         3.4 In addition to GeoCities' standard terms and conditions of the Program, any Affiliate of Merchant shall also be required to comply with the specific requirements set forth in Exhibit C (the "Merchant Terms and Conditions"). Merchant represents and warrants that the enforcement of Merchant Terms and Conditions in connection with the Program, will not violate any laws, regulations or rights of Affiliates, GeoCities Members or other third parties. Except as expressly set forth above, Merchant may not impose any additional requirements or restrictions on Affiliates without the prior written consent of GeoCities. GeoCities or Merchant shall have the right, upon ten (10) business days notice to the other, to amend Exhibit C by removing a particular aspect of Merchant Terms and Condition if either party determines, in its reasonable discretion, that such aspect is unfair, offensive or otherwise objectionable. Merchant represents and warrants that it will apply Merchant Terms and Conditions in a fair and even manner.

         3.6 Merchant shall automatically approve each and every GeoCities Member that wishes to establish a Qualifying Link and become an Affiliate on a preliminary basis. Merchant shall have the right to review Affiliate Sites and reject the Affiliate, within five (5) business days of Merchant's discovery of a Disqualification Fact. "Disqualification Fact" shall mean any demonstrable fact relating to an Affiliate that puts such Affiliate in violation of any GeoCities Program requirement or Merchant Terms and Conditions. Notwithstanding the foregoing, Merchant shall provide notice to GeoCities at least two (2) business days prior to notifying the Affiliate that it has been rejected by Merchant. Such notice shall identify the rejected Affiliate, the URL of the Affiliate Site, and a detailed explanation describing the Disqualification Fact and any other bases for rejecting the Affiliate. Notwithstanding the disqualification of an affiliate under this Section, Merchant shall, under the terms of this Agreement, pay such affiliate any Commissions earned by the Affiliate for Qualifying Transactions that occurred prior to the Affiliate's disqualification.

         3.7 GeoCities and BeFree shall have the sole right and responsibility to host all Web pages relating to link generation, reporting, account management and other functions of the Program. If Merchant wishes to add certain Program functionality (e.g., link generations, profile management, etc.) to its Website, it shall submit a written request to GeoCities. Merchant shall have the right to add such functionality to its Website only with the consent of both GeoCities and BeFree, such consent which shall not be unreasonably withheld by either party, and only on terms and conditions to be negotiated by the parties.

4. PAYMENT TERMS.

         4.1 Merchant shall pay Commissions to Affiliates on a quarterly basis according to the terms of the BeFree payment system implemented by GeoCities, in its sole discretion, as part of the Program (the "payment System")/ Such payments shall be made within fifteen (15) days after the applicable calendar quarter.

         4.2 GeoCities shall be responsible for transmitting any payments directly to Affiliates in the form of a check, or by other means that GeoCities, in its sole discretion, deems appropriate, including but not limited to consumer credits or merchant points.

         4.3 GeoCities shall provide documentation as reasonably required under the Payment System to substantiate payments to Affiliates.

         4.4 The parties shall use best efforts to correct payment errors, whether such errors result in overpayment or underpayment.

         4.5 All late payments by Merchant under this Agreement will be assessed a service fee of one and one-half percent (1.5%) of the amount due per month, to the extent allowed by law. Additionally, Merchant shall pay any collection costs, including reasonable attorneys' fees, incurred by GeoCities in the course of collecting on such overdue or unpaid amounts.

5. SUPPORT AND MAINTENANCE.

         5.1 BeFree shall provide standard support and maintenance for the program pursuant to the BeFree Agreement. The Program Technology shall, from time to time, be upgraded at no additional cost to Merchant; provided, however, that Merchant uses best efforts to assist (including but not limited to the commitment of adequate technical personnel) Be Free and GeoCities in the expeditious installation and testing of software and/or hardware necessary to implement such upgrades in a timely fashion.

         5.2 GeoCities shall work diligently with BeFree to address technical problems with Qualifying Links or other aspects of Program. In the event equipment failure, human error or other technical problems prevent all Qualifying Link from operating for more than twenty-four (24) consecutive hours, GeoCities will compensate Merchant as follows: GeoCities will provide Merchant with one Banner Impression for each Affiliate Pageview estimated to be lost as a result of the total outage; the estimated number of Affiliate Pageviews lost shall be calculated by multiplying the average number of Affiliate Pageviews per day for the immediately preceding seven (7) calendar days by the number of days of complete outage. Additionally, if such technical problems prevent all Qualifying Links from operating for more than an aggregate of seventy-two (72) hours each month for three (3) consecutive months, Merchant shall have the additional right, within ten (10) days of the end of such period, to terminate this Agreement upon thirty (30) days' notice. The compensation and termination right, if any, set forth in this Section 5.2 shall be Merchant's sole and exclusive remedy for any failures under this Section or errors in Qualifying Links or interruption of services under the program due to equipment failure, human error or other technical problems.

6. AFFILIATE INFORMATION.

         6.1 Subject to the terms and conditions of this Agreement and any applicable laws, rules or regulations, GeoCities shall provide Merchant with Customer Data, and information relating to Affiliates as reasonably necessary to accomplish the purposes of this Agreement ("Affiliate Information").

         6.2 Merchant and GeoCities represent and warrant that they will not resell any Affiliate Information or Customer Data or use Affiliate Information or Customer Data or engage in any other conduct in violation of the FTC Order. Merchant shall cooperate fully with GeoCities, and follow and comply with all reasonable instructions and directions of GeoCities, to ensure compliance with the FTC Order.

         6.3 Merchant shall provide a readily-visible, accessible and otherwise reasonable mechanism on its Site for Affiliates to request the removal of all personally-identifiable information relating to such Affiliate from Merchant's database and other records.

7. ADVERTISING, PROMOTION AND TRADEMARKS.

         7.1 Merchant shall participate in the Program at the participation level set forth in Addendum No. 1 to this Agreement (the "Participation Level"). As a condition to participating in Program at the Participation Level, Merchant shall pay the participation fee as specified in Addendum No. 1 to this Agreement (the "Participation Fee").

         7.2 Merchant will use commercially reasonable efforts to provide art, copy and other materials necessary for the creation of Qualifying Links and other hyperlinks pursuant to this Agreement. Additionally, if Merchant chooses to participate in any promotions in the Program, Merchant shall provide any materials reasonably required by GeoCities for such participation.

         7.3 Subject to all the terms and conditions of this Agreement, Merchant hereby grants GeoCities and Affiliates a nonexclusive, non-transferable, non-sublicensable license to use the Merchant Marks on their respective Websites solely in connection with the activities contemplated herein. "Merchant Marks" shall mean solely the Merchant name, logo, tag lines, and any other service marks in the form provided by Merchant to GeoCities for use in the Program under this Agreement; provided, however, that Merchant, from time to time, may change the appearance and/or style of the Merchant Marks. GeoCities hereby acknowledges and agrees that (i) the Merchant Marks are owned solely and exclusively by Merchant, (ii) except as set forth herein, GeoCities has no rights, title or interest in or to the Merchant Marks and (iii) all use of the Merchant Marks by GeoCities shall inure to the benefit of Merchant. GeoCities agrees not to apply for registration of the Merchant Marks (or any mark confusingly similar thereto) anywhere in the world.

         7.4 Merchant shall have the right to promote the Program on its Website provided however, that the form and substance of such promotion shall be subject to GeoCities' prior review and written consent which consent shall not be unreasonably withheld. Subject to all the terms and conditions of this Agreement and to GeoCities' right to prior review and approval set forth in this Section, GeoCities hereby grants Merchant a nonexclusive, non-transferable, non-sublicensable license to use the GeoCities Marks on its Websites and in its related off-line collateral solely in connection with the promotion of the Program under this Section. "GeoCities Marks" shall mean solely GeoCities' name, logo and tag lines in the form provided by GeoCities to Merchant for promoting the Program under this Agreement; provided, however, that GeoCities, from time to time, may change the appearance and/or style of the GeoCities Marks. Merchant hereby acknowledges and agrees that (i) the GeoCities Marks are owned solely and exclusively by GeoCities, (ii) except as set forth herein, Merchant has no rights, title or interest in or to the GeoCities Marks and (iii) all use of the GeoCities Marks by Merchant shall inure to the benefit of GeoCities. Merchant agrees not to apply for registration of the GeoCities Marks (or any mark confusingly similar thereto) anywhere in the world.

8. LICENSES.

         8.1 Subject to the terms and conditions of this Agreement, GeoCities hereby grants Merchant a nonsublicenseable, non-exclusive, non-transferable worldwide right and license during the term of this Agreement to use the Program Technology internally only to participate in the Program as set forth herein and only as set forth in the documentation provided therewith. Merchant has no right to receive, use or examine any source code or design documentation relating to the Program Technology.

         8.2 Other than the rights and licenses expressly granted to Merchant in this Agreement, no rights or licenses, express or implied, are granted or deemed granted hereunder or in connection herewith.

9. OWNERSHIP.

         9.1 As between the parties, GeoCities, BeFree and their licensors retain all title to, and all right to Program Technology and any intellectual property rights thereto, all copies and derivative works thereof by whomever made, and all related documentation and materials. GeoCities shall have all right, title and interest in and to all Customer Data, Affiliate Information and content created by or otherwise provided by GeoCities in conjunction with the Program.

         9.2 Merchant represents, warrants and agrees not to (i) disassemble, decompile or otherwise reverse engineer the Program Technology or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Program Technology, to the maximum extent allowed under applicable law, (ii) rent, lease or otherwise provide temporary access to Program Technology, (iii) copy, alter or modify the Program Technology, or (iv) allow others to do any of the foregoing.

10. TERMS AND TERMINATION.

         10.1 The Term of this Agreement and the rights granted herein is set forth in Addendum No. 1 to this Agreement (attached hereto).

         10.2. The Agreement may terminate immediately upon the following events:

                  (i) if any party ceases to do business, or otherwise terminates its business operation.; or

                  (ii) if any party materially breaches any material provisions of this Agreement and fails to cure such breach within thirty (30) days of written notice describing the breach; or

                  (iii) if any party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding.

         10.3 Either party shall have the right immediately to terminate this Agreement in the event the other party commits fraud or violates any law, statue, ordinance or regulation (including without limitation those governing export control, consumer protection, unfair competition, anti-discrimination or false advertising).

         10.4 Additional termination rights of the parties, if any, are set forth in Addendum No. 1 to this Agreement (attached hereto).

         10.5 Upon any termination of this Agreement by either party, (I) all rights and licenses granted to the other party under this Agreement shall terminate, (ii) each party will immediately cease using and return to the other party and/or destroy all of the other party's Confidential Information, Program Technology, and other confidential materials in its possession, custody or control in whichever form held (including without limitation all documents or media containing any of the foregoing and all copies, extracts or embodiments thereof), (iii) each party shall immediately pay al sums lawfully due the other under this Agreement, (iv) Merchant shall not, directly or indirectly, initiate or solicit contact with Affiliates or GeoCities Members for any purpose, and (v) all other obligations and rights under this Agreement shall terminate except Sections, 1, 4, 6, 9, 10, 11, 12, 13, 14, 16 (as applicable) of this Agreement will continue in accordance with their terms.

         10.6 Each party understands that the rights of termination hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

11. CONFIDENTIALITY.

         11.1 Each party recognizes that the Confidential Information of the other party (and the confidential nature thereof) are critical to the business of the other party and that it would not enter into this Agreement without assurance that such technology and information and the value thereof will be protected as provided in this Section 11 and elsewhere in this Agreement.

         11.2 The Receiving Party agrees (I) to hold the Disclosing Party's Confidential Information in confidence and to take all reasonable precautions to protect such Confidential Information (including, without limitation, all precautions the Receiving Party employs with respect to its confidential materials, (ii) not to divulge any such Confidential Information or any information derived therefrom to any third person, (iii) not to make any use whatsoever at any time of such Confidential Information except as expressly authorized in this Agreement, and (iv) shall comply with all export laws, restrictions, national security controls and regulations of the United States or other applicable foreign agency or authority, and not to export or re-export, or allow the export or re-export of any such Confidential Information or any copy or direct product thereof in violation of any such restrictions, laws or regulations, or to any Group D:1 or E:2 country (or any national of such country) specified in the then current Supplement No. 1 to Part 740, or, in violation of the embargo provisions in Part 746, of the U.S. Export Administration Regulations (or any successor regulations or supplement), except in compliance with and with all licenses and approvals required under applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce.

         11.3 Any employee, contractor or other person given access to any such Confidential Information must have a legitimate "need to know" and shall be similarly bound in writing. Without granting any right or license, the Disclosing Party agrees that the foregoing clauses (i), (ii) and (iii) shall not apply with respect to information the Receiving Party can document (A) is in or (through no improper action or inaction by the Receiving Party, agent or employee) enters the public domain (and is readily available without substantial effort), (B) was rightfully in its possession or known by it prior to receipt from the Disclosing Party, (C) was rightfully disclosed to it by another person without restriction, (D) was independently developed by it by persons without access to such information and without use of any Confidential Information of the Disclosing Party or (E) was required to be disclosed in accordance with applicable law provided that reasonable efforts are undertaken by the Receiving Party to minimize the extent of any required disclosure and to obtain an undertaking from the recipient to maintain the confidentiality thereof. Each party's obligations under this Section 11 (except under clause (iv) of Section 11.2) shall terminate, with respect to any particular information, ten (10) years after the date of disclosure of such information.

         11.4 The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties unfairly to compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, lost profits and attorney's fees, in connection with any breach or enforcement of the Receiving Party's obligations hereunder or the unauthorized use or release of any such Confidential Information. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 11 will constitute a material breach of this Agreement.

12. INCIDENTAL AND CONSEQUENTIAL DAMAGES. EXCEPT FOR A BREACH OF SECTION 11, GEOCITIES WILL NOT BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS) WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT.

13. LIMITATION OF LIABILITY; DISCLAIMER.

         13.1 GEOCITIES MAKES NO REPRESENTATIONS THAT THE OPERATIONS OF THE SERVICE WILL BE UNINTERRUPTED OR ERROR FREE. GEOCITIES HAS NO RESPONSIBILITY FOR THE CONTENT, QUALITY AND ACCURACY OF THE PRODUCTS, SERVICES OR WEBSITES OF MERCHANT, AFFILIATES OR BEFREE. UNDER NO CIRCUMSTANCES WILL GEOCITIES BE RESPONSIBLE FOR THE TRANSACTIONS OR NEGLIGENCE OF EITHER MERCHANT OR AFFILIATES.

         13.2 GEOCITIES MAKES NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

         13.3 GEOCITIES WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES, TECHNOLOGY OR RIGHTS OR FOR ANY AMOUNTS AGGREGATING IN EXCESS OF AMOUNTS PAID TO IT HEREUNDER IN THE TWELVE MONTH (12) PERIOD BEFORE THE CAUSE OF ACTION AROSE.

14. Indemnification. Each party will defend and hold harmless the other party against any claim or suit against the other part and its shareholders, directors, officers, employees, contractors and agents from any claims, liability, damage, cost and expense (including attorneys' fees and costs of suite) to the extent they arise out of disputes involving the indemnifying party's breach of its obligations herein. Each party shall indemnify and hold harmless the other party, its shareholder, directors, officers, employees, contractors and agents against and from damages, costs, expenses and attorneys' fees, if any, finally awarded in such suit or the amount of the settlement thereof. Neither party is authorized to agree to any settlement, compromise or the like which would require that the other party make any payment, or bear other obligations.

15. Audit. Each party shall keep and maintain detailed and accurate books and records with regard to its performance hereunder. Each party or its independent certified public accountant shall be entitled to review and audit such books and records twice a year during normal business hours upon reasonable notice to the other party and at the requesting party's expense; provided that the audited party will bear such expense fully if the review or audit shows any non-compliance (in excess of five (5) percent) with the terms of this Agreement. All books and records relating to each party's obligations under this Agreement shall be retained by the party's for five years after the termination or expiration of this Agreement.

16. General

         16.1 Assignability. Merchant shall not, directly or indirectly, assign, transfer, divide, share or sublicense this Agreement, or any or all of its performance, rights or obligations hereunder to any third party without GeoCities' prior written consent, which consent shall not be unreasonably withheld. Any attempt to do so in violation of this Section shall be null and void. This Agreement will inure to the benefit of and be biding upon the parties and their respective successors and permitted assigns.

         16.2 Waiver. Any failure on the part of any party to enforce at any time, or for any period of time, any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision. No waiver will be binding unless executed in writing by the party making the waiver.

         16.3 Severability. If a court of law finds any provision of this Agreement unenforceable, the parties agree to replace the offending provision with an enforceable provision that most nearly achieves the intent and economic effect of the unenforceable provision and all other terms shall remain in full force and effect.

         16.4 Force Majeure. No party shall be liable hereunder by any reason of any failure or delay in the performance of its obligations hereunder (except payment of money) on account of strikes, riots, insurrection, fires, floods, storms, explosions, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

         16.5 No Third Party Beneficiaries. Except as otherwise expressly provided herein, the provisions of this Agreement are for the benefit of the parties hereto and not for any other person or entity. This Agreement shall not provide any non-party with any remedy, claim, liability.

reimbursement, claim of action or other right in excess of those existing without reference hereto.

         16.6 Notice. All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement will be in writing and will be deemed to have been duly given if sent by telecopy or facsimile transmission, answer back requested, or delivered by courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties to this Agreement at the following addresses:

If to Merchant:   Adam Epstein
                  VP Business Development & Counsel
                  Tickets.com, Inc.
                  4061 Glencoe Avenue
                  Marina del Rey, CA 90292

If to GeoCities:  Michael Barrett
                  Senior Vice President of Advertising and Strategic Development 1065 Avenue of the Americas
                  New York, NY 10018
                  (212) 381-6810 (Direct)
                  (212) 381-6801 (fax)

             cc:  Greg Williams
                  Brobeck, Phleger & Harrison LLP
                  38 Technology Drive
                  Irvine, CA 92618
                  (949) 790-6301 (fax)
                  (949) 790-6300 (voice)

or to such other address as either party will have furnished to the other by notice given in accordance with this Section. Such notice will be effective, (i) if delivered in person or by courier, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, on the date of transmission unless transmitted after normal business hours, in which case on the following date, (iii) if mailed, upon the date of first attempted delivery.

         16.7 Modification. No alteration of or modification to this Agreement shall be effective unless made in writing and executed by the authorized representative of both parties.

         16.8 Relationship of Parties. The parties hereto are independent contractors and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, or agency relationship between the parties.

         16.9 Governing Law. This Agreement will be governed by and construed under, and the legal relations between the parties hereto will be determined in accordance with, the laws of the State of California, without giving effect to such state's conflict of law principles. The parties hereby submit to the personal jurisdiction of, and agree that any legal proceeding with respect to or arising under this Agreement will be brought in, the state and federal courts sitting in the State of California.

         16.10 Attorneys' Fees. If any suit is brought, or an attorney retained to collect any money due under this Agreement, or to collect a judgement for breach of this Agreement, the prevailing party will be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys' fees, courts costs, investigation costs and other related expenses incurred in connection therewith.

         16.11 Entire Agreement. This Agreement, together with all Exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter thereof, and supersedes all prior agreements, understandings and other communications between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this agreement the day and year first above written.

GEOCITIES                                   MERCHANT: TICKETS.COM, INC.

By:    /s/ Charles J. Barrett               By:    /s/ Adam Epstein
       --------------------------------            -----------------------------
Name:  Charles J. Barrett                   Name:  Adam Epstein
       --------------------------------            -----------------------------
Title: Advertising Director West            Title: SVP Bus. Develop. & Counsel
       --------------------------------            -----------------------------

                                    EXHIBIT A

                    INSTALLATION AND OPERATIONAL REQUIREMENTS

To be established by GeoCities, according to GeoCities' reasonable discretion and the BeFree Agreement.

                                    EXHIBIT B

                                    FTC ORDER

                            UNITED STATES OF AMERICA
                            FEDERAL TRADE COMMISSION
                                IN THE MATTER OF
                            GEOCITIES, A CORPORATION.

                                FILE NO. 9823015

                       AGREEMENT CONTAINING CONSENT ORDER

The Federal Trade Commission has conducted an investigation of certain acts and practices of GeoCities, a corporation ("proposed respondent"). Proposed respondent, having been represented by counsel, is willing to enter into an agreement containing a consent order resolving the allegations contained in the attached draft complain. Therefore,

IT IS HEREBY AGREED by and between GeoCities, by its duly authorized officer, and counsel for the Federal Trade Commission that:

1. Proposed respondent GeoCities is a California corporation with its principal office or place of business at 1918 Main Street, Suite 300, Santa Monica, California 90405.

2. Proposed respondent admits all the jurisdictional facts set forth in the draft complaint.

3. Proposed respondent waives:

         (a) Any further procedural steps;

         (b) The requirement that the Commission's decision contain a statement of findings of fact and conclusions of law; and

         (c) All rights to seek judicial review or otherwise to challenge or contest the validity of the order entered pursuant to this agreement.

4. This agreement shall not become part of the public record of the proceeding unless and until it is accepted by the Commission. If this agreement is accepted by the Commission, it, together with the draft complaint, will be placed on the public record for a period of sixty (60) days and information about it publicly released. The Commission thereafter may either withdraw its acceptance of this agreement and so notify proposed respondent, in which event it will take such action as it may consider appropriate, or issue and serve its complaint (in such form as the circumstances may require) and decision in disposition of the proceeding.

5. This agreement is for settlement purposes only and does not constitute an admission by proposed respondent that the law has been violated as alleged in the draft complaint, or that the facts as alleged in the draft complaint, other than the jurisdictional facts, are true.

6. This agreement contemplates that, if it is accepted by the Commission, and if such acceptance is not subsequently withdrawn by the Commission pursuant to the provisions of Section 2.34 of the Commission's Rules, the Commission may, without further notice to proposed respondent, (1) issue its complaint corresponding in form and substance with the attached draft complaint and its decision containing the following order in disposition of the proceeding, and
(2) make information about it public. When so entered, the order shall have the same force and effect and may be altered, modified, or set aside in the same manner and within the same time provided by statue for other orders. The order shall become final upon service. Delivery of the complaint and the decision and order to proposed respondent's address as stated in this agreement by any means specified in Section 4.4 (a) of the Commission's Rules shall constitute service. Proposed respondent waives any right it may have to any other manner of service. The complaint may be used in construing the terms of the order. No agreement, understanding, representation, or interpretation not contained in the order or the agreement may be used to vary or contradict the terms of the order.

7. Proposed respondent has read the draft complaint and consent order. It understands that it may be liable for civil penalties in the amount provided by law and other appropriate relief for each violation of the order after it becomes final.


                                      ORDER

                                   DEFINITIONS

For purposes of this order, the following definitions shall apply:

1. "Child" or "children" shall mean a person of age twelve (12) or under.

2. "Parents" or "parental" shall mean a legal guardian, including, but not limited to, a biological or adoptive parent.

3. "Personal identifying information" shall include, but is not limited to, first and last name, home or other physical address (e.g., school), e-mail address, telephone number, or any information that identifies a specific individual, or any information which when tied to the above becomes identifiable to a specific individual.

4. "Disclosure" or "disclosed to third party(ies)" shall mean (a) the release of information in personally identifiable form to any other individual, firm, or organization for any purpose or (b) making publicly available such information by any means including, but not limited to, public posting on or through home pages, pen pal services, e-mail services, message boards, or chat rooms.

5. "Clear(ly) and prominent(ly)" shall mean in a type size and location that are not obscured by any distracting elements and are sufficiently noticeable for an ordinary consumer to read and comprehend, and in a typeface that contrasts with the background against which it appears.

6. "Archived" database shall mean respondent's off-site "back-up" computer tapes containing member profile information and GeoCities Web site information.

7. "Electronically verifiable signature" shall mean a digital signature or other electronic means that ensures a valid consent by requiring: (1) authentication (guarantee that the message has come from the person who claims to have sent it); (2) integrity (proof that the message contents have not been altered, deliberately or accidentally, during transmission); and (3) non-repudiation (certainty that the sender of the message cannot later deny sending it).

8. "Express parental consent" shall mean a parent's affirmative agreement that is obtained by any of the following means: (1) a signed statement transmitted by postal mail or facsimile: (2) authorizing a charge to a credit card via a secure server; (3) e-mail accompanied by an electronically verifiable signature; (4) a procedure that is specifically authorized by statue, regulation, or guideline issued by the Commission; or (5) such other procedure that ensures verified parental consent and ensures the identity of the parent, such as the use of a reliable certifying authority.

9. Unless otherwise specified, "respondent" shall mean GeoCities, its successors and assigns and its officers, agents, representatives, and employees.

10."Commerce" shall mean as defined in Section 4 of the Federal Trade Commission Act, 15 U.S.C.Section 44.

IT IS ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with any online collection of personal identifying information from consumers, in or affecting commerce, shall not make any misrepresentation, in any manner, expressly or by implication, about its collection or use of such information from or about consumers, including, but not limited to, what information will be disclosed to third parties and how the information will be used.


                                       II.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with any online collection of personal identifying information from consumers, in or affecting commerce, shall not misrepresent, in any manner, expressly or by implication, the identity of the party collecting any such information or the sponsorship of any activity on its Web site.


                                      III.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with the online collection of personal identifying information from children, in or affecting commerce, shall not collect personal identifying information from any child if respondent has actual knowledge that such child does not have his or her parent's permission to provide the information to respondent. Respondent shall not be deemed to have actual knowledge if the child has falsely represented that (s)he is not a child and respondent does not knowingly possess information that such representation is false.


                                       IV.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with the online collection of personal identifying information, in or affecting commerce, shall provide clear and prominent notice to consumers, including the parents of children, with respect to respondent's practices with regard to its collection and use of personal identifying information. Such notice shall include, but is not limited to, disclosure of:

         A. what information is being collected (e.g., "name," "home address," "e-mail address," "age," "interests");

         B. it's intended use(s);

         C. the third parties to whom it will be disclosed (e.g., "advertisers of consumer products," mailing list companies," "the general public");

         D. the consumer's ability to obtain access to or directly access such information and the means by which (s)he may do so;

         E. the consumer's ability to remove directly or have the information removed from respondent's databases and the means by which (s) he may do so; and

         F. the procedures to delete personal identifying information from respondent's databases and any limitations related to such deletion.

Such notice shall appear on the home page of respondent's Web site(s) and at each location on the site(s) at which such information is collected.
Provided that, respondent shall not be required to include the notice at the locations at which information is collected if such information is limited to tracking information and the collection of such information is described in the notice required by this Part.
Provided further that, for purposes of this Part, compliance with all of the following shall be deemed adequate notice: (a) placement of a clear and prominent hyperlink or button labeled PRIVACY NOTICE on the home page(s), which directly links to the privacy notice screen(s); (b) placement of the information required in this Part clearly and prominently on the privacy notice screen(s), followed on the same screen(s) with a button that must be clicked on to make it disappear; and (c) at each location on the site at which any personal identifying information is collected, placement of a clear and prominent hyperlink on the initial screen on which the collection takes place, which links directly to the privacy notice and which is accompanied by the following statement in bold typeface:

         NOTICE: We collect personal information on this site. To lean more about how we use your information click here.


                                       V.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with the online collection of personal identifying information from children, in or affecting commerce, shall maintain a procedure by which it obtains express parental consent prior to collecting and using such information.

Provided that, respondent may implement the following screening procedure that shall be deemed to be in compliance with this Part. Respondent shall collect and retain certain personal identifying information from a child, including birth date and the child's and parent's e-mail addresses (hereafter "screening information"), enabling respondent to identify the site visitor as a child and to block the child's attempt to register with respondent without express parental consent. If respondent elects to have the child register with it, respondent shall: (1) give notice to the child to have his/her parent provided express parental consent to register; and/or (2) sent a notice to the parent's e-mail address for the purpose of obtaining express parental consent. The notice to the child or parent shall provide instructions for the parent to: (1) go to a specific URL on the Web site to receive information on respondent's practices regarding its collection and use of personal identifying information from children and (2) provide express parental consent for the collection and use of such information. Respondent's collection of screening information shall be by a manner that discourages children from providing personal identifying information in addition to the screening information. All personal identifying information collected from a child shall be held by respondent in a secure manner and shall not be used in any manner other than to effectuate the notice to the child or parent, or to block the child from further attempts to register or otherwise provide personal identifying information to respondent without express parental consent. The personal identifying information collected shall not be disclosed to any third party prior to the receipt of express parental consent. If express parental consent is not received by twenty (20) days after respondent's collection of the information from the child, respondent shall remove all such personal identifying information from its databases, except such screening information necessary to block the child from further attempts to register or otherwise provide personal identifying information to respondent without express parent consent.

                                       VI.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall provide a reasonable means for consumers, including the parents of children, to obtain removal of their or their children's personal identifying information collected and retained by respondent and/or disclosed to third parties, prior to the date of service of this order, as follows:

         A. Respondent shall provide a clear and prominent notice to each consumer over the age of twelve (12) from whom it collected personal identifying information and disclosed that information to CMG Information Services, Inc., describing such consumer's options as stated in Part VI.C and the manner in which (s)he may exercise them.

         B. Respondent shall provide a clear and prominent notice to the parent of each child from whom it collected personal identifying information prior to May 20, 1998, describing the parent's options as stated in
         Part VI.C and the manner in which (s)he may exercise them.

         C. Respondent shall provide the notice within thirty (30) days after the date of service of this order by e-mail, postal mail, or facsimile. Notice to the parent of a child may be to the e-mail address of the parent and, if not known by respondent, to the em-mail address of the child. The notice shall include the following information:

                  1. the information that was collected (e.g., "name," "home address," "e-mail address," "age," "interests"); its use(s) and/or intended use(s); and third parties to whom it was or will be disclosed (e.g., "advertisers of consumer products," "mailing list companies," "the general public") and with respect to children, that the child's personal identifying information may have been made public through various means, such as by publicly posting on the child's personal home page or disclosure by the child through the use of an em-mail account;

                  2. the consumer's and child's parents right to obtain access to such information and the means by which (s)he may do so;

                  3. the consumer's and child's parent's right to have the information removed from respondent's or a third party's databases and the means by which (s)he may do so;

                  4. a statement that children's information will not be disclosed to third parties, including public posting, without express parental consent to the disclosure or public posting;

                  5. the means by which express parental consent may be communicated to the respondent permitting disclosure to third parties of a child's information; and

                  6. a statement that the failure of a consumer over the age of twelve (12) to request removal of the information from respondent's databases will be deemed as approval to its continued retention and/or disclosure to third parties by respondent.

         D. Respondent shall provide to consumers, including the parents of children, a reasonable and secure means to request access to or directly access their or their children's personal identifying information. Such means may include direct access through password protected personal profile, return e-mail bearing an electronically verifiable signature, postal mail, or facsimile.

         E. Respondent shall provide to consumers, including the parents of children, a reasonable means to request removal of their or their children's personal identifying information from respondent's and/or the applicable third party's databases or an assurance that such information has been removed. Such means may include e-mail, postal mail, or facsimile.

         F. The failure of a consumer over the age of twelve (12) to request the actions specified above within twenty (20) days after his/her receipt of the notice required in Part VI.A shall be deemed to be consent to the information's continued retention and use by respondent and any third party.

         G. Respondent shall provide to the parent of a child a reasonable means to communicate express parental consent to the retention and/or disclosure to third parties of his/her child's personal identifying information. Respondent shall not use any such information or disclose it to any third party unless and until it receives express parental consent.

         H. If, in response to the notice required in Part VI.A, respondent has received a request by a consumer over the age of twelve (12) that respondent should remove from its databases the consumer's personal identifying information or has not received the express consent of a parent of a child to the continued retention and/or disclosure to third parties of a child's personal identifying information by respondent within twenty (20) days after the parent's receipt of the notice required in Part VI.B, respondent shall within ten (10) days:

                  1. Discontinue its retention and/or disclosure to third parties of such information, including but not limited to (1) removing from its databases all such information, (b) removing all personal home pages created by the child, and (c) terminating all e-mail accounts for the child; and

                  2. Contact all third parties to whom respondent has disclosed the information, requesting that they discontinue using or disclosing that information to other third parties, and remove the information from their databases.

                  With respect to any consumer over the age of twelve (12) or any parent of a child who has consented to respondent's continued retention and use of personal identifying information pursuant to this Part, such consumer's or parent's continuing right to obtain access to his/her or a child's personal identifying information or removal of such information from respondent's databases shall be as specified in the notice required by part IV of this order.

         I. Within thirty (30) days after the date of service of this order, respondent shall obtain from a responsible official of each third party to whom it has disclosed personal identifying information and from each GeoCities Community Leader a statement stating that (s)he has been advised of the terms of this order and of respondent's obligations under this Part, and that (s)he agrees, upon notification from respondent, to discontinue using or disclosing a consumer's or child's personal identifying information to other third parties and to remove any such information from its databases.

         J. As may be permitted by law, respondent shall cease to do business with any third party that fails within thirty (30) days of the date of service of this order to provide the statement set forth in Part VI.I or whom respondent knows or has reason to know has failed at any time to (a) discontinue using or disclosing a child's personal identifying information to other third parties, or (b) remove any such information from their databases. With respect to any GeoCities Community Leader, the respondent shall cease the Community Leader status of any personal who fails to provide the statement set forth in Part VI.I or whom respondent knows or has reason to know has failed at any time to (a) discontinue using or disclosing a child's personal identifying information t other third parties, or (b) remove any such information from their databases.

For purposes of this Part: "third party(ies)" shall mean each GeoCities Community Leader, CMG Information Services, Inc., Surplus Software, Inc. (Surplus Direct/Egghead Computer), Sage Enterprises, Inc. (GeoPlanet/Planetall), Netopia, Inc. (Netopia), and InfoBeat/Mercury Mail (InfoBeat).


                                      VII.

IT IS FURTHER ORDERED that for the purposes of this order, respondent shall not be required to remove personal identifying information from its archived database if such information is retained solely for the purposes of Web site system maintenance, computer file back-up, to block a child's attempt to register with or otherwise provide personal identifying information to respondent without express parental consent, or to respond to requests for such information from law enforcement agencies or pursuant to judicial process. Except as necessary to respond to requests from law enforcement agencies or pursuant to judicial process, respondent shall not disclose to any third party any information retained it its archived database. In any notice required by this order, respondent shall include information, clearly and prominently, about its policies for retaining information in its archived database.


                                      VIII.

IT IS FURTHER ORDERED that for five (5) years after the date of this order, respondent GeoCities, and its successors and assigns, shall place a clear and prominent hyperlink within its privacy statement which states as follows in bold typeface:

         NOTICE: Click here for important information about safe surfing from the Federal Trade Commission.

The hyperlink shall directly link to a hyperlink/URL to be provided to respondent by the Commission. The Commission may change the hyperlink/URL upon thirty (30) days prior written notice to respondent.


                                       IX.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall maintain and upon request make available to the Federal Trade Commission for inspection and copying the following:

         A. For five (5) years after the last date of dissemination of a notice required by this order, a print or electronic copying in HTML format of all documents relating to compliance with Parts IV through VIII of this order, including, but not limited to, a sample copy of every information collection form, Web page, screen, or document containing any representation regarding respondent's information collection and use practices, the notice required by Parts IV through VI, any communication to third parties required by Part VI, and every Web page or screen linking to the Federal Trade Commission Web site. Each Web page copy shall be accompanied by the URL of the Web page where the material was posted online. Electronic copies shall include all text and graphics files, audio scripts, and other computer files used in presenting information on the World Wide Web; and

         Provided that, after creation of any Web page or screen in compliance with this order, respondent shall not be required to retain a print or electronic copy of any amended Web page or screen to the extent that the amendment does not affect respondent's compliance obligations under this order.

         B. For five (5) years after the last collection of personal identifying information from a child, all materials evidencing the express parental consent given to respondent.


                                       X.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall deliver a copy of this order to all current and future principals, officers, directors, and managers, and to all current and future employees, agents, and representatives having responsibilities with respect to the subject matter of this order. Respondent shall deliver this order to current personnel within thirty (30) days after the date of service of this order, and to future personnel within thirty (30) days after the person assumes such position or responsibilities.

                                       XI.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall establish an "information practices training program" for any employee or GeoCities Community Leader engaged in the collection or disclosure to third parties of consumers' personal identifying information. The program shall include training about respondent's privacy policies, information security procedures, and disciplinary procedures for Violations of its privacy policies. Respondent shall provide each such current employee and GeoCities Community Leader with information practices training materials within thirty (30) days after the date of service of this order, and each such future employee or GeoCities Community Leader such materials and training within thirty (30) days after (s) he assumes his/her position or responsibilities.


                                      XII.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall notify the Commission at least thirty (30) days prior to any change in the corporation that may affect compliance obligations arising under this order, including, but not limited to, a dissolution, assignment, sale, merger, or other action that would result in the emergence of a successor corporation; the creation or dissolution of a subsidiary, parent, or affiliate that engages in any acts or practices subject to this order; the proposed filing of a bankruptcy petition; or a change in the corporate name or address. Provided, however, that, with respect to any proposed change in the corporation about which respondent learns less than thirty (30) days prior to the date such action is to take place, respondent shall notify the Commission as soon as is practicable after obtaining such knowledge. All notices required by this Part shall be sent by certified mail to the Associate Director, Division of Enforcement, Bureau of Consumer Protection, Federal Trade Commission, Washington, D.C. 20580.


                                      XIII.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall, within sixty (60) days after service of this order, and at such other times as the Federal Trade Commission may require, file with the Commission a report, in writing, setting forth in detail the manner and form in which they have complied with this order.

                                      XIV.

This order will terminate twenty (20) years from the date of its issuance, or twenty (20) years from the most recent date that the United States or the Federal Trade Commission files a complaint (with or without an accompanying consent decree) in federal court alleging any violation of the order, whichever comes later; provided, however, that the filing of such a complaint will not affect the duration of:

         A. Any Part in this order that terminates in less than twenty (20) years;

         B. This order's application to any respondent that is not named as a defendant in such complaint; and

         C. This order if such complaint is filed after the order has terminated pursuant to this Part.

Provided, further, that if such complaint is dismissed or a federal court rules that the respondent did not violate any provision of the order, and the dismissal or ruling is either not appealed or upheld on appeal, then the order will terminate according to this Part as though the complaint had never been filed, except that the order will not terminate between the date such complaint is filed and the later of the deadline for appealing such dismissal or ruling and the date such dismissal or ruling is upheld on appeal.


         In the matter of GeoCities              FTC File No. 9823015

                                    EXHIBIT C

                          MERCHANT TERMS AND CONDITIONS

Each Affiliate shall provide its name, address, e-mail address to GeoCities which will then make such information available to Merchant, subject to any applicable laws and/or regulations. Merchant shall have the right to communicate directly with Affiliates via e-mail in a reasonable fashion consistent with industry-accepted practices regarding commercial e-mail frequency and content.

                                 ADDENDUM NO. 1


(1) DEFINITION OF "QUALIFYING TRANSACTION(S)": To be established based upon the mutual agreement of the parties no later than March 1, 1999.

(2) DEFINITION OF "COMMISSION(S)": To be established based upon the mutual agreement of the parties no later than March 1, 1999.

(3) DEFINITION OF "MERCHANT PARTICIPATION LEVEL": Subject to Merchant's payment of the Merchant Participation Fee, GeoCities shall promote Merchant in the Program as follows:

         a) Merchant shall be featured at the PREMIER merchant partner level, the highest level of promotion in the Program.

         b) PREMIER merchant partner status provides that Merchant shall receive at least the same level or promotion from GeoCities as all other PREMIER status merchants in the Program.

         c) Merchant shall receive three million (3,000,000) Banner Impressions a month from GeoCities.

         d) Subject to the terms and conditions of this Agreement and GeoCities' reasonable policies regarding promotional materials, Merchant shall have a one-time opportunity to deliver a live link message of up to thirty (30) words to current GeoCities customers promoting Merchant's participation in the Program.

         e) GeoCities shall, from time to time, send e-mails to Affiliates relating to the Program (the "Affiliate E-mails"). Subject to the terms and conditions of this Agreement and GeoCities' reasonable policies regarding promotional materials, Merchant shall have the right to prime placement in up to six (6) Affiliate E-mails in which Merchant may message Affiliates regarding specific programs of a commercial nature and, in addition, Merchant may state in its Affiliate terms and conditions that it has the right to directly e-mail its Affiliates with specific programs and promotions on a periodic basis.

         f) GeoCities shall create an "Entertainment and Sports Ticket Booth" (rotating mentions in designated neighborhoods) dedicated to highlighting Merchant offers as well as showcasing the best "Fan Sites" within the GeoCities Site.

(4) DEFINITION OF "MERCHANT PARTICIPATION FEE": Merchant shall pay the following Merchant Participation Fee:

         a) Beginning on the Effective Date, Merchant shall pay [***] dollars ($[***]) for months one and two, and [***] per calendar month for months three through twelve to GeoCities, which shall be billed by GeoCities and paid by Merchant on a monthly basis.

         b) Merchant shall also pay GeoCities a one time bounty acquisition fee (the "Bounty Acquisition Fee") based on the following schedule:

            # of Affiliates                      Bounty Fee
            ---------------                      ----------
       Affiliate Nos. 0-10,000              $[***] per Affiliate
       Affiliate Nos. 10,001-50,000         $[***] per Affiliate
       Affiliate Nos. 50,001 and over       $[***] per Affiliate

For example, if Merchant has 75,000 total Affiliates during the term of this Agreement, Merchant shall owe a total Bounty Acquisition Fee according to the above schedule of [***] dollars ($[***]) calculated as follows: $[***] per Affiliate for the first 10,000 Affiliates, $[***] per Affiliate for the next 40,000 Affiliates, and $[***] per Affiliate for the next 25,000 Affiliates.

Merchant shall make Bounty Acquisition Fee payments to GeoCities on a quarterly basis.

         c) In addition to the fees set forth in (4)(a)&(b) above, Merchant shall also pay GeoCities an "Active Affiliate Fee" The breakdown is as follows:

                  # of Active Affiliate
                 Transfers or Transaction             One Time Bounty Fee
                 ------------------------             -------------------
                      0-20,000                              $[***]
                      20,000-40,000                         $[***]
                      Over 40,000                           $[***]


         For the purposes of this Agreement, "Active Affiliate" shall mean an Affiliate responsible for at least an aggregate of [***] Affiliate Pageviews or who is responsible for at least one Qualifying Transaction. GeoCities shall be entitled only to one Active Affiliate Fee per Active Affiliate during the term of this Agreement. Merchant shall make Active Affiliate Fee payments to GeoCities on a quarterly basis.

(5) Term of Agreement: This Agreement shall have a term of one year from the Effective Date and Merchant will have an exclusive option (which will terminate one month after this Agreement expires) to renew the Agreement upon terms to be presented to Merchant no later than thirty days prior to the expiration of year one.

(6) Additional Termination Right: Merchant shall have a one-time right, at any time within sixty (60) days of the Effective Date, to terminate this Agreement on sixty (60) days'


[***] Confidential treatment has been requested for redacted portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

written notice to GeoCities if GeoCities fails to implement the Program as set forth in this Agreement. The parties expressly understand and acknowledge that Merchant's decision to terminate the Agreement under this additional termination right may not be based, in whole or in part, on the fact that an insufficient number of GeoCities Members have become Affiliates or that an insufficient number of Qualifying Transactions have resulted from the Program.

(7) Category Exclusivity: For the term of this Agreement, GeoCities shall not allow Excluded Companies or other merchants (except "GeoShop" merchants who do not have in excess of $[***] total annual revenue from the sale of sports, travel, and/or entertainment tickets) primarily in the business of marketing, distributing or selling tickets to travel, live entertainment or sporting events to participate in the Program by allowing affiliates in the Program to establish Links to such merchants' Websites for the purpose of effectuating the sale of tickets to live entertainment or sporting events. For the purposes of this Agreement, "Excluded Companies" shall include, but not be limited to, Ticketmaster, Inc., Ticketmaster Online Citysearch, Inc., USA Networks, Lycos, ETM, Advantix, Inc., TicketStop, LaserGate, Schubert, Nederlander, Paciolan, BASS, Protix, TicketsLive, Fantastix, CultureFinder, Capital Tickets, Dillards, TicketWeb, Bill Graham Presents, Center State, TicketWeb, and SFX.


[***] Confidential treatment has been requested for redacted portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.